Exhibit 99.1

WebMD Health Corp. 111 Eighth Avenue 7th Floor New York, NY 10011 212.624.3700 Phone
NOTICE OF REDEMPTION
in respect of
1.75% Convertible Subordinated Notes due June 15, 2023
of
WEBMD HEALTH CORP.
(CUSIP Nos. 94769M AD 7 and 94769M AE 5)
May 21, 2010

To:	The Holders of WebMD Health Corp.’s 1.75% Convertible Subordinated Notes due June 15, 2023 (the “Securities”)
     We are electing to redeem all of the issued and outstanding Securities pursuant to paragraph 6 of the Securities and Article III of the Indenture, dated as of June 25, 2003, as supplemented by the First Supplemental Indenture, dated as of October 23, 2009 (as so supplemented, the “Indenture”), between WebMD Health Corp. (as successor to HLTH Corporation, formerly known as Emdeon Corporation and, prior to that, WebMD Corporation) (the “Company”) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”). A summary of the redemption procedures relating to the Securities is set forth below. You should refer to the Indenture for a complete description of your rights and the redemption procedures.
1.	We will redeem the Securities on June 21, 2010 (the “Redemption Date”).

2.	We will pay a redemption price in an amount equal to 100% of the outstanding principal amount of the Securities redeemed (the “Redemption Price”), plus accrued and unpaid interest, if any, on such Securities to, but excluding the, Redemption Date (such accrued and unpaid interest, plus the Redemption Price, being the “Redemption Payment”). The Redemption Payment will equal $1,000.29 per $1,000 principal amount of Securities being redeemed. We will deposit the Redemption Payment with The Bank of New York Mellon, the Paying Agent, in accordance with the terms of the Indenture. You must surrender your Securities to the Paying Agent to collect the Redemption Payment.

3.	Your Securities are presently convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of the Indenture at a current conversion rate of 28.8759 shares of Common Stock for each $1,000 principal amount of Securities converted. This conversion rate translates to an effective conversion price of approximately $34.63 per share of Common Stock.

4.	You may convert your Securities into shares of Common Stock at any time prior to the close of business (5:00 p.m., Eastern Time) on June 18, 2010 (the “Final Conversion Date”), which is the business day immediately preceding the Redemption Date. You must surrender your Securities to The Bank of New York Mellon, the Conversion Agent, and satisfy all other requirements set forth in Article X of the Indenture to convert your Securities. If you choose to convert your Securities after the close of business on June 1, 2010, but prior to June 15, 2010, the surrender of your Securities in connection with such conversion must be accompanied by a payment to the Conversion Agent on behalf of the Company, of an amount equal to $8.75 per $1,000 principal amount of your converted Securities, which is the interest payable on June 15, 2010 on your converted Securities. If you choose to convert your Securities after the opening of business on June 15, 2010 and before the Final Conversion Date, then no such payment will be required.

5.	Unless we fail to pay the Redemption Payment in respect on the Securities redeemed, interest on the redeemed Securities will cease to accrue on and after the Redemption Date and the Securities will cease to be convertible into shares of Common Stock after the close of business (5:00 p.m., Eastern Time) on the Final Conversion Date.

6.	The Paying Agent and the Conversion Agent for the Securities is The Bank of New York Mellon, located at 101 Barclay Street, Floor 8W, New York, New York, 10286.

Federal tax law requires the Trustee to withhold 28% of your Redemption Payment if your Social Security Number or Federal Identification Number has not been provided, unless you otherwise establish your eligibility for an exemption from such withholding. Please furnish a completed W-9 (or applicable Form W-8 if you are a non-U.S. person) to the Trustee to avoid any such withholding.

7.	Neither the Company nor the Trustee shall be responsible for the selection or use of the CUSIP Numbers below nor is any representation made as to the correctness of the CUSIP Numbers. The CUSIP Numbers are provided solely for the convenience of the Noteholders.

Please note that if you hold Securities that were originally issued pursuant to Rule 144A under the Securities Act of 1933, the CUSIP No. for your Securities is 94769M AD 7. If you hold registered Securities, the CUSIP No. for your Securities is 94769M AE 5.

WebMD Health Corp.
By:	/s/ Anthony Vuolo
	Name:	Anthony Vuolo
	Title:	Chief Operating Officer & Chief Financial Officer

3